UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                           AIR INDUSTRIES GROUP, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      No fee required.

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4) Proposed maximum aggregate value of transaction:


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(5) Total fee paid:


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      Fee paid previously with preliminary materials.


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      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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

                           AIR INDUSTRIES GROUP, INC.

                    Notice of Special Meeting of Stockholders

               To Be Held On Thursday, April 3, 2008 at 10:00 A.M.


TO THE STOCKHOLDERS OF AIR INDUSTRIES GROUP, INC.:


      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Air Industries Group. Inc., a Delaware corporation (the "Company"), will be held at the offices of Eaton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY 10016, on Thursday, April 3, 2008 at 10:00 A.M., Eastern Time, for the following purposes:


            1. To grant to our Board of Directors discretionary authority to amend our certificate of incorporation, as amended, to effect a reverse split of our common stock at a ratio within the range from one-for-ten to one-for-thirty at anytime prior to December 31, 2008, with the ratio and timing to be selected and implemented by the Board in its sole discretion, if at all; and

            2. To approve an amendment to our certificate of incorporation, as amended, that would increase the number of our authorized shares of common stock, $0.001 par value, from 120,055,746 shares to 250,000,000 shares.


      The Board has fixed the close of business on Monday, February 4, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.


                                            By Order of the Board of Directors


                                            /s/ Dario Peragallo

                                            Dario Peragallo, Corporate Secretary

Dated: New York, New York


      February __, 2008


                                   IMPORTANT:

Whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option. If your stock is held through a broker, bank or a nominee and you wish to vote at the meeting, you will need to obtain a proxy form from your broker, bank or a nominee and present it at the meeting.

                           AIR INDUSTRIES GROUP, INC.

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held on Thursday, April 3, 2008

      This Proxy Statement is furnished to the stockholders of Air Industries Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be used at a Special Meeting of Stockholders to be held at the offices of Easton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY 10016, on Thursday, April 3, 2008 at 10:00 A.M., Eastern Time, and at any adjournments thereof (the "Special Meeting"). The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to stockholders is February __, 2008. The Company's executive offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706, and our telephone number is (631) 968-5000.


                          INFORMATION ABOUT THE MEETING

Reasons for the Meeting


      We require additional shares of common stock to finance our growth. As of February 4, 2008, our authorized capital stock consisted of 120,055,746 shares of common stock and 8,003,716 shares of preferred stock, including 2,000,000 shares of series B convertible preferred stock. As of that date, we had outstanding 69,262,227 shares of common stock and 845,554 shares of series B convertible preferred stock. The outstanding shares of series B convertible preferred stock are convertible into 30,439,944 shares of common stock at a conversion price of $0.276 per share. In addition, as of February 4, 2008, we had outstanding options and warrants to purchase an additional 15,775,735 shares of common stock. Consequently, we have only 4,577,840 authorized but unissued shares of common stock available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes.

      Since October 1, 2007, the market price of our common stock, which is quoted on the OTC Bulletin Board (symbol: AIRI.OB), has ranged from $0.215 to $0.35, and the closing price on January 24, 2008, was $0.217. To qualify our shares of common stock for investment by certain institutional investors whose governing instruments prohibit them from purchasing shares of companies quoted on the OTC Bulletin Board and to attract interest from businesses that may be suitable candidates for future acquisitions, our Board of Directors has proposed a plan intended to increase the per share market price of a share of our common stock to a level sufficient to qualify for a listing on a national stock exchange, and possibly to qualify as a "marginable security," to provide our stockholders with greater liquidity. Our Board has called a special meeting of stockholders at which stockholders will consider and be asked to approve a proposal that would authorize the Board to implement a reverse stock split of our common stock within a specified range of exchange ratios at a date, not later than December 31, 2008, which as discussed below under Proposal 1, may enable us to obtain a listing on a national securities exchange for our common stock.


      Our Board of Directors believes that our company and our stockholders would benefit from having our shares of common stock listed on a national securities exchange, particularly since

      o certain institutional investors are precluded by their internal policies from purchasing low-priced-stocks or shares traded on the OTC Bulletin Board,
      o an exchange listing would provide a broader market for our common stock and would facilitate the use of our common stock in financings and other transactions,
      o the SEC has adopted an amendment to its rules and registration forms to make it easier and less expensive for companies whose common stock is listed and traded on a national securities exchange to register its securities in connection with public financings on an abbreviated form which permits the incorporation by reference of reports, proxy statements and other documents filed under the Exchange Act subsequent to, as well as prior to, the date upon which the registration statement is declared effective by the SEC

      Although a reverse stock split would reduce the total number of shares owned by our existing stockholders, their proportionate equity interest in our company would not be effected by the reverse stock split. However, we cannot assure you that if and when implemented, the market price of a share of our common stock will increase proportionately with the exchange ratio selected by our Board, or that the resulting market price will be sufficient to obtain a listing on a national securities exchange, or to qualify as a "marginable security." The vote of holders of a majority of the shares of common stock and our series B preferred stock, voting together as a single class, is required to approve the proposal to effect a reverse stock split of our common stock.

      Since the proposal authorizing our Board to implement a reverse stock split, if approved by our stockholders, may not be effected until later in 2008, if at all, our Board has requested that our stockholders approve a proposed amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 120,055,746 shares to 250,000,000 shares so that we will have available sufficient shares to finance the growth of our business. If both proposals are approved by our stockholders, the number of authorized shares of common stock would be reduced to 125,000,000 shares upon implementation of the reverse stock split. If stockholders do not approve the reverse stock split or the proposal to increase our authorized shares of common stock to 250,000,000, we will not have sufficient shares available to continue our acquisition program, which will adversely affect our ability to expand our operations.

Record Date and Quorum


      Our voting securities consist of our series B convertible preferred stock and our common stock. All stockholders of record of our series B convertible preferred stock or common stock at the close of business on February 4, 2008 are entitled to vote at the Special Meeting. Holders of our series B convertible preferred stock and holders of our common stock on that date will vote together as a single class on all of the matters described above. Each share of common stock will be entitled to one vote and each share of series B convertible preferred stock will be entitled to 36 votes, representing that number of votes that the holder would have if that share had been converted into common stock on February 4, 2008.

      As of the close of business on February 4, 2008, we had outstanding 69,262,227 shares of common stock and 845,554 shares of series B convertible preferred stock. The total number of votes that may be cast at the Special Meeting is 99,702,171, representing the total number of shares of common stock that we would have outstanding on February 4, 2008 if all of those shares of series B convertible preferred stock had been converted into common stock on that date. Shares of common stock and series B convertible preferred stock represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted as specified. A quorum will be present at the Special Meeting if the shares of common stock and series B convertible preferred stock outstanding on February 4, 2008, representing a majority of the total number of votes entitled to be voted, are present at the Special Meeting in person or by proxy.


      If you are the beneficial owner, but not the record owner, of our series B convertible preferred stock or common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

Voting of Proxies

      Unless otherwise directed in the enclosed proxy, the persons acting as proxies pursuant to the enclosed proxy will vote the shares represented by the proxy for: (i) approval of the grant to our Board of discretionary authority to amend our certificate of incorporation, as amended at any time prior to December 31, 2008 to effect a reverse stock split of our common stock at a ratio within the range from one-for-ten to one-for-thirty, and (ii) approval of an amendment to our certificate of incorporation, as amended, increasing the number of shares of common stock to 250,000,000.

Voting Requirements

      All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under our bylaws (the "Bylaws") and the Delaware General Corporation Law, or "DGCL", (1) shares represented by proxies that reflect abstentions or "broker non-votes" ( i.e ., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; and (2) with respect to the proposed amendments to our certificate of incorporation, proxies that reflect abstentions or non-votes will be treated as not voted and will have the same effect as votes against those proposals.

      The affirmative vote of a majority of the aggregate number of votes represented by the shares of common stock and series B convertible preferred stock, voting as a single class, entitled to vote at the Special Meeting is required to approve the amendments (or potential amendment) to our certificate of incorporation (i) granting the Board discretionary authority to effectuate a reverse stock split and (ii) increasing the number of authorized shares of common stock.

Revocability of Proxy

      A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering written notice to our Corporate Secretary at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

Expenses of Solicitation

      We will bear the entire cost of this proxy solicitation, including the cost of preparing, printing and mailing this Proxy Statement, the proxy and any additional soliciting materials sent by us to stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone.

                              Securities Ownership


      The following table sets forth information known to us regarding beneficial ownership of our series B convertible preferred stock and our common stock as of February 4, 2008 by (i) each person known by us to own beneficially more than 5% of the outstanding shares of each of those classes, (ii) each of our directors, nominees for director, and executive officers, and (iii) all of our officers and directors as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

      As of February 4, 2008, we had outstanding 845,554 shares of our series B convertible preferred stock and 69,262,227 shares of our common stock. Each share of series B convertible preferred stock is convertible into 36 whole shares of our common stock. If all outstanding shares of series B convertible preferred stock had been converted at the close of business on February 4, 2008, we would have had outstanding 99,702,171 shares of common stock. Except as stated in the table, the address of the holder is c/o our company, 1479 North Clinton Avenue, Bay Shore, New York 11706.


                                                    Number of Shares                                       Percent of Class
Name                                      Series B Preferred         Common*                       Series B Preferred     Common*
                                          ------------------         -------                       ------------------     -------
Owner of More than 5% of Class

Hillson Partners LP(2)


Hillson Private Partners II, LLLP(1)            137,200             4,939200                              16.23%           6.67%


110 N. Washington Street, Suite 401
Rockville, MD 20850

Michael A. Gales                                     --             4,090,799(2)                             --            5.83%
333 East 66th Street
New York, NY 10022

George Elkins                                        --             3,615,340                                              5.23%

Carole Tate                                          --             3,615,340                                              5.23%

Directors and Executive Officers


James A. Brown                                      225               970,702(3)                              *            1.40%
Louis A. Giusto                                      --             4,124,538(4)                             --            5.90%
Peter D. Rettaliata                                  --             1,468,139(5)                             --            2.11%
Dario Peragallo                                     225             1,476,239(6)                              *            2.12%
Seymour G. Siegel                                   225               174,766(3)                              *              **
Ira A. Hunt, Jr                                      --               875,763(3)(7)                           *            1.27%
David J. Buonanno                                   225                51,433(8)                                             **

All directors and officers                          900             9,095,581(3)(4)(5)(6)(7)(8)*                          12.79%
as a group  (7 persons)


----------
* Assumes the conversion of the shares of series B convertible preferred stock owned by the stockholder listed in the table, but not by any other holder.
**    Less than 1%

(1) The general partner of Hillson Partners LP and Hillson Private Partners II, LLLP is Daniel H. Abramowitz, who has the sole power to vote and dispose of the shares.

(2) Includes 1,000,000 shares we may issue to Mr. Gales upon exercise of options granted under his employment agreement that pursuant to his separation agreement are exercisable until March 16, 2008.

(3) Includes, in each case, 66,666 shares we may issue to Messrs. Brown, Hunt and Siegel upon exercise of the vested portion of the 100,000 options granted to each of them on February 13, 2007.

(4) Includes 720,000 shares we may issue to Mr. Giusto upon exercise of the vested portion of the 1,200,000 options granted to him under his employment agreement.

(5) Includes 450,000 shares we may issue to Mr. Rettaliata upon exercise of the vested portion of the 1,200,000 options granted to him under his employment agreement.

(6) Includes 450,000 shares we may issue to Mr. Peragallo upon exercise of vested portion of the 1,200,000 options granted to him under his employment agreement.

(7)   Includes 709,097 shares owned by Mr. Hunt's spouse.

(8) Includes 33,333 shares we may issue to Mr. Buonanno upon exercise of the vested portion of the 100,000 options granted to him on August 29, 2007.

                                   PROPOSAL 1
                           (Item 1 on the Proxy Card)
             TO GRANT TO OUR BOARD DISCRETIONARY AUTHORITY TO AMEND
       OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF
        OUR COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TEN TO
             ONE-FOR-THIRTY AT ANY TIME PRIOR TO DECEMBER 31, 2008.

Background

      On December 3, 2007, our Board, unanimously adopted a resolution seeking stockholder approval to grant the Board the discretionary authority to amend our certificate of incorporation to effect a reverse split of our common stock at a ratio within the range from one-for ten to one-for-thirty at any time it determines prior to December 31, 2008. A copy of the proposed amendment is attached hereto as Appendix I. Stockholder approval of this proposal would also give the Board authority to decline to implement a reverse stock split prior to such date. The ratio of the reverse stock split that the Board approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-ten to one-for-thirty with the exact ratio to be established within this range by the Board in its sole discretion and publicly announced at the time it elects to effect a split, if any. The ratio that the Board will seek to establish will reflect the price at which our common stock needs to trade to satisfy the initial listing requirements of the exchange upon which we apply for a listing.

      If our stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file the proposed amendment with the Secretary of State of the State of Delaware (as described below) which will effect a reverse split of the shares of our common stock then issued and outstanding at the specific ratio determined by the Board and publicly announced. If the reverse stock split is implemented, the number of authorized shares of common stock would increase from 120,055,746 to 125,000,000, but the par value of the common stock would remain unchanged at
0.001 per share. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the split.

Reasons for This Proposal

      The Board of Directors approved the amendment to effect a reverse stock split because (i) it believes that our company and our stockholders would benefit from having our shares of common stock listed on a national securities exchange such as the Nasdaq Capital Market or the American Stock Exchange, particularly since certain institutional investors are precluded by their internal policies from purchasing low-priced-stocks or shares traded on the OTC Bulletin Board, (ii) the reverse stock split would increase the number of authorized but unissued shares of our common stock which will be available for issuance in future financings and other transactions, as well as an incentive to attract and retain individuals as part of our growth strategy, and (iii) if the market price of a share of our common stock following the implementation of the reverse split is at least $5.00, our common stock will be a "margin security" allowing purchasers of our common stock to borrow up to 50% of the market value of the shares they own.

      Exchange Listing. Our common stock is currently quoted on the Over-the-Counter Bulletin Board, electronic quotation system under the symbol "AIRI.OB" and is trading below $1.00 per share. The Board of Directors believes that a listing on an exchange would provide a broader market for our common stock and would facilitate the use of our common stock in financings and other transactions. The Board of Directors approved the reverse stock split proposal partly as a means, if necessary, of increasing the share price of our common stock above the minimum bid price requirement for a listing on an exchange. Currently, the minimum bid price requirement for listing is $4.00 on the Nasdaq Capital Market and $3.00 per share on the American Stock Exchange.

      Potential Increased Investor Interest. The Board believes that the current low per share market price of the common stock has had a negative effect on the marketability of our existing shares. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks or shares listed on the OTC Bulletin Board. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. The Board anticipates that a reverse stock split will result in a higher bid price for the common stock, which may help to alleviate some of these problems. The Board also believes that the decrease in the number of shares of common stock outstanding as a consequence of a reverse stock split, and the anticipated increase in the price of the common stock, could generate interest in the common stock and possibly promote greater liquidity for our stockholders. However, any increase in the market price of the common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing our market capitalization. In addition, because the Delaware Annual Franchise Tax is based on authorized capital, we believe that a reverse stock split may reduce the amount of this tax.

Increase in Number of Authorized but Unissued Shares. If the proposal to authorize our Board to effect a reverse split on the terms discussed above is approved by our stockholders, the number of authorized shares of common stock would be increased from 120,055,746 shares to 125,000,000 shares. The adoption and implementation of the reverse stock split would not effect the number of authorized shares of preferred stock which would remain at 8,003,716 shares. Based on shares outstanding as of February 4, 2008, in the event of a reverse stock split at a 1:10, or 1:30 ratio, the number of shares of our common stock issued and outstanding would be reduced from 69,262,227 shares to approximately 6,926,222 shares or 2,308,740 shares, respectively. Therefore, as a result of the reverse stock split the number of authorized but unissued shares of our common stock would increase by up to approximately 71,897,741 shares.

      If the reverse split is implemented, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations. For example, the additional authorized shares of common stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes. Except for the shares of common stock issuable in connection with the conversion of our series B convertible preferred stock (including shares we may issue in lieu of cash dividends), outstanding warrants and options, shares reserved for issuance under the 2005 Stock Incentive Plan, and shares we may issue to finance the previously disclosed acquisition of H.S.M Machine Works, Inc., H.S.M. Machine Works, Inc, Blair Accumulators, Inc.and Blair Industries, Inc. (collectively, the "Blair Companies") and in connection with acquisitions under consideration but as to which we have not entered into any letters of intent, agreements in principle or definitive agreements at this time, we do not have any plans or commitments to issue additional shares of common stock. We believe that we have sufficient authorized, but unissued shares of common stock available to complete the acquisition of the Blair Companies and for any financing related thereto currently contemplated. The Board does not intend to issue any shares of common stock, or securities convertible into, or exchangeable or exercisable for shares of common stock, except on terms or for reasons which the Board deems to be in the best interests of our company and our stockholders.


      Other than as set forth above, the Board of Directors does not have any other plan or intention to issue the additional shares of authorized but unissued common stock that would become available as a result of the proposed reverse split.

      For the above reasons, the Board believes that providing discretionary authority to the Board to implement the reverse stock split is in our best interests and those of our stockholders. However, we cannot assure you that the reverse stock split will be implemented or, if implemented, will have the desired consequences. Specifically, we cannot assure you that, after the reverse stock split, the market price of the common stock will not be less than the market price before the proposed reverse stock split.

      The Board believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in our best interests and those of our stockholders at that time. In connection with any determination to effect a reverse stock split, the Board will set the timing for the reverse stock split and select the specific ratio within the range, and in selecting the exchange ratio, will consider the exchange ratio which will have the least impact in reducing the number of shares of existing owners consistent with the objectives of obtaining a listing on a national securities exchange and satisfying the $5.00 minimum price required for qualifying the common stock as a "marginable security." These determinations will be made by the Board with the intent to create the greatest marketability of our common stock based on prevailing market conditions at that time. If the proposal is approved, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board does not implement a reverse stock split prior to December 31, 2008, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in our best interests and those of our stockholders.

Certain Risks Associated With the Reverse Stock Split

We cannot assure you that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either exceed or remain higher than the current per share market price.


      We cannot assure you that the market price per new share of common stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of common stock (the "Old Shares") outstanding before the reverse stock split. For example, based on the closing market price of our common stock on January 24, 2008 of $0.217 per share, if the Board decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, we cannot assure you that the post-split market price of our common stock would be $2.17 per share. Alternatively, if the Board decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-thirty we cannot assure you that the post-split market price of our common stock would be $6.51 per share. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split.

      The market price of our common stock will be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization and the market price of a share of a company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

     Corporate Matters.    If approved and effected, the reverse stock split
                           would have the following effects:

                  o depending on the exact reverse stock split ratio selected by the Board, between ten and thirty Old Shares owned by a stockholder would be exchanged for one (1) New Share;

                  o the number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board;

                  o based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

                  o the number of shares reserved for issuance under our existing stock option plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

      If approved and effected, the reverse stock split will be effected simultaneously for all common stock and the ratio will be the same for all common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to three shares, depending on the ratio for the reverse stock split selected by the Board. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

      Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split, if effected. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the ratio selected by the Board for the reverse stock split will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTCBB. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment there for as described herein.

      Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the State to which they were paid.

      If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.


      Authorized Shares. As of February 4, 2008, our authorized common stock was 120,055,746 shares and upon the effectiveness of the reverse stock split, the number of authorized shares of common stock will be 125,000,000.


      Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because we will have less shares of common stock outstanding.

      Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of us.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

      If the stockholders approve the proposal to authorize the Board to implement the reverse stock split and the Board decides to implement the reverse stock split on or prior to December 31, 2008, we will file an amendment substantially in the form set forth on Appendix I with the Secretary of State of the State of Delaware. The text of the amendment may be modified to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board. The reverse stock split will become effective at the time specified in the amendment. Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

      Under the DGCL, stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

      The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended and in effect from time to time, or any superseding federal revenue statute (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

      Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged there for. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

      Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

  The Board Unanimously Recommends a Vote FOR Granting our Board Discretionary Authority to Amend our Certificate of Incorporation to Effect a Reverse Stock
    Split of our Common Stock at a Ratio Within the Range from One-For-Ten To
             One-For-Thirty at any Time Prior to December 31, 2008.

                                   PROPOSAL 2
                           (Item 2 on the Proxy Card)
    APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE
               THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background

      On December 3, 2007, our Board unanimously approved, and recommended that our stockholders approve, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 250,000,000. Currently, we are authorized to issue 120,055,746 shares of common stock. If this proposal and the proposal authorizing our Board to effect a reverse stock split of our common stock is approved by stockholders, the number of authorized shares of common stock would be reduced to 125,000,000 shares upon implementation of the reverse stock split. If stockholders do not approve the proposal to increase our authorized shares of common stock to 250,000,000, we will not have sufficient shares available to continue our acquisition program, which will adversely affect our ability to expand our operations

      Our Board has declared advisable the proposed amendment to our certificate of incorporation because the Board considers it in the best interests of our company to have available a sufficient number of shares of common stock to provide the Board with flexibility to engage in financing and other transactions involving the issuance of additional shares of common stock and to provide for employee and director stock-based compensation, all of which are critical to our growth.


      As of February 4, 2008, our authorized capital stock consisted of 120,055,746 shares of common stock and 8,003,716 shares of preferred stock, including 2,000,000 shares of series B convertible preferred stock. As of that date, we had outstanding 69,262,227 shares of common stock and 845,554 shares of series B convertible preferred stock. The outstanding shares of series B convertible preferred stock are convertible into 30,439,944 shares of common stock at a conversion price of $0.276 per share. In addition, as of February 4, 2008, we had outstanding warrants and options to purchase an additional 15,775,735 shares of common stock. Consequently, we have only 4,577,840 authorized but unissued shares of common stock available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes.


Consequences of Approval of Increase in Authorized Common Stock

      If approved, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations. For example, the additional authorized shares of common stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes. Except for the shares of common stock issuable in connection with the conversion of our series B convertible preferred stock ( including shares we may issue in lieu of cash dividends), outstanding warrants and options, shares reserved for issuance under the 2005 Stock Incentive Plan, and shares of a newly authorized series of convertible preferred stock we will issue if we complete the previously disclosed acquisition of the Blair Companies and the shares of common stock issuable upon conversion of that series of preferred stock, shares we may issue to finance that acquisition and in connection with acquisitions under consideration but as to which we have not entered into any letters of intent, agreements in principle or definitive agreements at this time, we do not have any plans or commitments to issue capital stock. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of our company and our stockholders. Because the holders of our common stock do not have preemptive rights, the issuance of additional shares of common stock (other than on a pro-rata basis to all current stockholders such as pursuant to a stock dividend) would have the effect of reducing our existing stockholders' proportionate interests.

      The Board has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any preferred stock upon the rights of holders of our common stock until the Board determines the specific rights of the holders of such preferred stock. The effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of our common stock and delaying or preventing a change in control of our company without further action by our stockholders. Any future issuance of our common stock will be subject to the rights of holders of outstanding shares of preferred stock that we may issue in the future. Subject to applicable laws or regulations, preferred stock may be designated and issued from time to time without action by our stockholders to such persons and for such consideration and on such terms as the Board determines.

Anti-Takeover Effects

      Although the proposal to increase the authorized capital stock may be construed as having an anti-takeover effect, because authorized and unissued common stock could be issued for the purpose of discouraging an attempt by another person to take control of our company, neither our management nor our Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to the certificate of incorporation, and we do not currently contemplate recommending the adoption of other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

Certificate of Amendment

      If the stockholders approve the proposal to increase our authorized shares of common stock, we will cause a certificate of amendment to our certificate of incorporation to be filed with the Delaware Secretary of State as attached hereto in Appendix II. Upon the effectiveness of the proposed amendment, Article Fourth of our certificate of incorporation would be amended in its entirety to read as follows:

      "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 258,003,716 shares, consisting of 250,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and 8,003,716 shares of preferred stock, $.001 par value per share (the "Preferred Stock")."

      The Board Recommends a Vote FOR the Proposal to Amend our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock and Proxies that are Signed and Returned will be so Voted, unless Otherwise Instructed.

                             ADDITIONAL INFORMATION

Householding

      The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding,"' potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. If you would like to receive a separate copy of this year's Proxy Statement or Annual Report, please address your request for delivery of this Proxy Statement and/or annual report to Air Industries Group, Inc., 1479 North Clinton Avenue, Bay Shore, New York 11706.

Available Information

      We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dario Peragallo

                                            Dario Peragallo, Corporate Secretary


Dated: February _2008,
       New York, NY

                APPENDIX I (REVERSE SPLIT CERTIFICATE AMENDMENT)
                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                           AIR INDUSTRIES GROUP, INC.
                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

      Air Industries Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify that:

1.    The name of the Corporation is Air Industries Group, Inc.

2. The Board of Directors of the Corporation at a meeting duly called duly adopted resolutions setting forth an amendment to the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"'), declaring such amendment to be advisable, amending Article FOURTH (i) so that the first sentence thereof in its entirety reads as follows:

      "FOURTH: The total number of shares of each class that the corporation shall have the authority to issue is 133,003,716 shares, consisting of:

            (a) 125,000,000 shares of common shares (the "Common Shares"), par value $.001 per share; and (b) 8,003,716 shares of preferred shares (the "Preferred Shares"), par value $.001 per share."

      and (ii) by inserting the following paragraph at the end of Section A thereof: so that the issued shares of the Corporation's Common Stock on the date hereof shall be combined into a smaller number of shares of Common Stock in the ratio of one new share for each __ old shares immediately upon the filing of this Certificate of Amendment.

      "3. Reverse Split. Effective upon the filing of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), the shares of the Corporation's Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), will be automatically reclassified as and co combined into shares of Common Stock (the "New Common Stock") such that each ten to thirty shares of Old Common Stock shall be reclassified as and combined into one share of New Common Stock, the exact ratio within the ten-to-thirty range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the previous sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, upon surrender after the Effective Time of a certificate that formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time , any person who otherwise would be entitled to receive a fractional share of New Common Stock as a result of the reclassification, following the Effect Time, shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled to receive multiplied by the closing price of a share of New Common Stock on the OTC Bulletin Board immediately following the Effective Time. Each stock certificate that, immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified as set forth above."

3. That this.Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

      Executed on this         day of           , 2008 .

                                               Air Industries Group, Inc.


                                               By:

                       APPENDIX II (CERTIFICATE AMENDMENT)
                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                           AIR INDUSTRIES GROUP, INC.
                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

      Air Industries Group, Inc. (the "Corporation "), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL "), does hereby certify that:

            1. The Board of Directors of the Corporation at a meeting duly called unanimously duly adopted resolutions setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), declaring the Amendment advisability to its stockholders, and directing that the Amendment be considered at the 2008 special meeting of the stockholders of the Corporation followed by a majority vote in favor of the Amendment by the stockholders at such special meeting. The Amendment provides that the first sentence of Article Fourth of the Certificate of Incorporation be amended in its entirety to read as follows:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 258, 003,716 shares, consisting of 250,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and 8,003,716 shares of preferred stock, $.001 par value per share (the "Preferred Stock")."

            2. That the Amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

            3. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

      Executed on this           day of             , 2008.

                                       Air Industries Group, Inc.


                                       By:
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer

                           AIR INDUSTRIES GROUP, INC.
                                    P R O X Y
                           FOR HOLDERS OF COMMON STOCK
                     FOR SPECIAL MEETING OF THE STOCKHOLDERS
                             THURSDAY, APRIL 3, 2008
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Peter D. Rettaliata and Louis A. Giusto, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Air Industries Group, Inc. to be held at the offices of Eaton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY, on Thursday, April 3, 2008 at 10:00 A.M., Eastern Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Air Industries Group, Inc. held or owned by the undersigned as indicated on the proposals as more fully set forth in this Proxy Statement, and in their discretion upon such other matters as may come before the meeting.


      Please mark "X" your votes as indicated:

   1.   To grant to our board of directors discretionary authority to            FOR           AGAINST        ABSTAIN
        amend our certificate of incorporation to effect a reverse stock         |_|             |_|            |_|
        split of our common stock at a ratio within the range from one-for ten to one-for thirty at any time prior to
        December 31, 2008.

   2.   To approve an amendment to our certificate of incorporation that         FOR           AGAINST        ABSTAIN
        would increase the number of shares of our authorized shares of          |_|             |_|            |_|
        common stock to 250,000,000.

                              (Continued, and to be signed, on the Reverse Side)

                                    FOLD HERE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

                        Dated: __________________________________________ , 2008


                        ________________________________________________________
                                      Signature of Stockholder


                        ________________________________________________________
                                      Signature of Stockholder

                        NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                           AIR INDUSTRIES GROUP, INC.
                                    P R O X Y
                     FOR HOLDERS OF SERIES B PREFERRED STOCK
                     FOR SPECIAL MEETING OF THE STOCKHOLDERS
                             THURSDAY, APRIL 3, 2008
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Peter D. Rettaliata and Louis A. Giusto, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Air Industries Group, Inc. to be held at the offices of Eaton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY, on Thursday, April 3, 2008 at 10:00 A.M., Eastern Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of series B convertible preferred stock of Air Industries Group, Inc. held or owned by the undersigned as indicated on the proposals as more fully set forth in this Proxy Statement, and in their discretion upon such other matters as may come before the meeting.


      Please mark "X" your votes as indicated:

     1.  To grant to our board of directors discretionary authority to           FOR           AGAINST        ABSTAIN
         amend our certificate of incorporation to effect a reverse              |_|             |_|            |_|
         stock split of our common stock at a ratio within the range from one-for ten to one-for-thirty at any time prior to
         December 31, 2008.

     2.  To approve an amendment to our certificate of incorporation             FOR           AGAINST        ABSTAIN
         that would increase the number of shares of our authorized              |_|             |_|            |_|
         shares of common stock to 250,000,000..

                              (Continued, and to be signed, on the Reverse Side)

                                    FOLD HERE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

                        Dated: __________________________________________ , 2008


                        ________________________________________________________
                                      Signature of Stockholder


                        ________________________________________________________
                                      Signature of Stockholder

                        NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.